UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2021

Etsy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36911	20-4898921
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 Adams Street Brooklyn, New York 11201
(Address of principal executive offices, including zip code)

(718) 880-3660

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ETSY	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2021, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Etsy, Inc. (“Etsy” or the “Company”) recommended, and the Board approved, an amended and restated offer letter, by and between Etsy and Josh Silverman, Etsy’s President and Chief Executive Officer, dated as of January 15, 2021 (the “Offer Letter”). The Board and the Committee, after receiving advice and input from the Committee’s independent compensation consultant and taking into account Mr. Silverman’s critical role in leading the Company through a period of sustained growth, approved the Offer Letter which provides for the grant of a special performance based equity award (the “Performance Award”) to retain, incentivize and motivate Mr. Silverman for the next four years, drive the long-term growth of the Company and promote the alignment of Mr. Silverman’s compensation with long-term shareholder value creation. The Committee is expected to approve (i) the Performance Award for Mr. Silverman, and (ii) an annual equity grant to Mr. Silverman in the form of options and restricted stock units, both to be made this March.

The Performance Award will be in the form of performance share units (“PSUs”), with the number of shares underlying the grant at target payout to equal $25,000,000 divided by the average closing price of Etsy’s common stock on NASDAQ on the 30 trading days immediately preceding and including the grant date. The number of shares earned under the Performance Award will be based on the level of performance achieved against four performance goals during a three year performance period. Payout may be greater or less than the target number of shares underlying the award. Vesting will be based on continued service and four equally-weighted performance metrics: (i) gross merchandise sales, (ii) revenue, (iii) adjusted EBITDA margin and (iv) relative total shareholder return based on the NASDAQ Composite Index, in each case, over a three-year performance period from January 1, 2021 through December 31, 2023. 50% of the shares underlying the award earned based on performance will vest based on service through April 2024, and 50% of such earned shares will vest based on service through April 2025.

Upon certain qualifying terminations of employment, Mr. Silverman will be eligible for prorated vesting of the Performance Award based on actual or target performance, as set forth in the Offer Letter. Upon a change in control of Etsy, the award will be converted to a time based award, with the number of shares based on target or actual performance, as set forth in the Offer Letter. Following a change in control of Etsy, the award will continue to vest in accordance with the original service vesting schedule through April 2025, and if Mr. Silverman’s employment is terminated by the Company without cause or he resigns for good reason during the three months prior to or within twelve months following a change in control of Etsy, the award will fully vest.

For 2021, Mr. Silverman’s annual equity grant will be made on or around March 15, 2021 and will have a grant date fair value of $9,000,000 of which 60% will be in the form of restricted stock units and 40% will be in the form of nonqualified stock options, with vesting over a period of four years from the grant date, subject to continuous employment. Upon certain qualifying terminations of employment, Mr. Silverman will be entitled to one year of additional vesting, and upon certain qualifying terminations of employment following a change of control, the 2021 annual equity award will fully vest.

Mr. Silverman’s entitlements to cash severance and benefits continuation upon certain qualifying terminations of employment remain unchanged.

The foregoing description is qualified in its entirety by reference to the Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

2

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Amended and Restated Offer Letter, dated as of January 15, 2021, by and between Josh Silverman and Etsy, Inc.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2021	ETSY, INC.

	By:	/s/ Rachel Glaser
Name: Rachel Glaser Title: Chief Financial Officer

4